SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

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April 4, 2005

Date of Report (Date of earliest event reported)

    U.S.  Energy Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation	0-10238 (Commission File Number)	52-1216347 (I.R.S. Employer Identification No.)

One North Lexington Avenue
White Plains, 10601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 993-6443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

        As reported pursuant to a Current Report on Form 8-K filed with the SEC on November 23, 2004, we were advised by Kostin, Ruffkes & Company, LLC, our outside auditor, that they intended to withdraw from audit work in the public company arena.

        On April 4, 2005, we engaged Eisner LLP (“Eisner”) as our independent registered public accountants for the year ending December 31, 2005 and the interim periods prior to such year-end. The decision to retain Eisner was approved by the audit committee of our Board of Directors. During our two most recent fiscal years and all subsequent interim periods, we did not consult with Eisner regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor did Eisner provide advice to us, either written or oral, that was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue. Further, during our two most recent fiscal years or subsequent interim periods, we have not consulted with Eisner on any matter that was the subject of a disagreement or a reportable event.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Energy Systems, Inc. By: /s/ Henry N. Schneider Henry N. Schneider, Interim President

Dated: April 4, 2005